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                                                                   EXHIBIT 10(b)
                          DEFERRED COMPENSATION PLAN
                                      FOR
                             OUTSIDE DIRECTORS OF

                            TEXAS UTILITIES COMPANY

                           (EFFECTIVE JULY 1, 1995)


Section 1.  Purpose
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     1.1  Purpose.  The Deferred Compensation Plan for Outside Directors of
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Texas Utilities Company (the "Plan") is established, effective July 1, 1995, for the purpose of providing deferred compensation to Outside Directors which is directly related to the performance of common stock of Texas Utilities Company ("Company"). The Plan is designed as an unfunded arrangement under the provisions of the Employee Retirement Income Security Act of 1974 and of the Internal Revenue Code.

Section 2.  Definitions
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     2.1  Definitions.  Whenever used hereinafter, the following terms shall
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have the meanings set forth below:

          (a) "Beneficiary" means the person or persons named by the Participant as the recipient(s) of any distribution remaining to be paid to the Participant under the Plan upon the Participant's death.

          (b) "Board of Directors" means the Board of Directors of Texas Utilities Company.

          (c) "Committee" means the Organization and Compensation Committee of the Board of Directors.

          (d) "Company" means Texas Utilities Company and any successors or assigns of Texas Utilities Company.

          (e)  "Compensation" means the annual retainer payable to Directors.

          (f) "Director" means a member of the Board of Directors of the Company.

          (g) "Outside Director" means a Director who is not a current or former officer or employee of the Company or any of its subsidiaries.

          (h) "Participant" means an Outside Director who elects to participate in the Plan and whose account(s) has not been completely distributed.
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          (i)  "Performance Unit" means a measure of participation under the
               Plan having a value equal to the value of a share of Stock, as determined by the value of such Stock in the Trust.

          (j) "Plan Administrator" means the person appointed to assist the Committee in carrying out the operations of the Plan.

          (k) "Plan Year" means the twelve-month period beginning July 1 and ending June 30.

          (l) "Retirement" means the first day of the month following the later of (i) attaining age sixty-five or (ii) termination of service on the Board for any reason other than death or disability.

          (m)  "Stock" means common stock of Texas Utilities Company.

          (n) "Trust" means the irrevocable grantor trust established by Texas Utilities Company to purchase, hold, and sell shares of Stock so as to establish the number and value of Performance Units allocable to Participants' accounts and from which benefits under the Plan will be paid.

Section 3.  Deferral Participation and Election
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     3.1  Participation.  Each Outside Director may elect to defer a percentage
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of Compensation (in 25 percent increments up to 100 percent) by filing with the
Plan Administrator, prior to the applicable Plan Year, an irrevocable written election to defer such amount and to elect the Maturity Period for such deferral.

     3.2  Compensation Reductions.  Compensation deferred under the Plan will be
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ratably deducted in each quarter of the Plan Year.

Section 4.  Company Matching Award
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     4.1  Matching Award.  A Matching Award shall be credited to each
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Participant's account by the Company in an amount equal to 100 percent of the amount deferred by the Participant. Such Matching Award shall be deemed to occur on the first day of the Plan Year.

     4.2  Maturity Periods.  Compensation deferrals and Matching Awards shall
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have a Maturity Period of not fewer than three nor more than ten years as indicated in the written election. The Maturity Period shall begin on the first day of the Plan Year in which the Compensation deferral and Matching Award is made.

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Section 5.  Participant Accounts
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     5.1  Separate Accounts.  The Plan Administrator shall establish and
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maintain an individual account for Compensation deferrals elected by each
Participant and the Matching Awards for each Plan Year. The account shall be credited as of the first day of the Plan Year with the amount of Compensation to be deferred during the Plan Year and the related Matching Award.

     5.2  Performance Units.  Any and all amounts credited to a Participant's
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account shall be converted into Performance Units as of the applicable date.
After notification of the number of shares acquired by the Trust with the aggregate credits to Participants, as provided in Subsection 6.2, the Plan Administrator will allocate an equal number of Performance Units, including fractional units, to individual accounts based on the percentage relationship of each Participant's credits to the total of such credits for all Participants.

     5.3  Dividend Equivalent Credits.  Additional Performance Units shall be
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credited to a Participant's account as Dividend Equivalent Credits.  Such amount shall be determined by multiplying the Performance Units recorded in a Participant's account by the amount of any regular or special cash dividend declared on each share of the Stock and dividing the product by the amount paid by the Trust for a share of Stock with the dividend amounts.

     5.4  Date of Credit.  Dividend Equivalent Credits shall be credited to a
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Participant's account as of the same date as the cash dividend on the Stock is paid to shareholders.

     5.5  Unsecured Interest.  All Performance Units credited to the account of
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each Participant shall be for record purposes only.  No Participant or
Beneficiary shall have any security interest whatsoever in any assets of the Company. To the extent that any person acquires a right to receive payments under the Plan, such right shall not be secured or represented by any issued Stock or common stock to be issued.

Section 6.  Investment and Funding
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     6.1  Grantor Trust.  The benefits to be derived by Participants in the Plan
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will be funded through the Trust; provided, however, that any Stock, cash, or other property held by the Trust that was contributed by the Company shall at all times be subject to the claims of general creditors of the Company.

     6.2  Funding of Trust.  Upon determination of the total credits to
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Participants' accounts for a Plan Year, the Company shall promptly provide the
Trust with resources in the aggregate of such amounts. The Trustee will invest such aggregate amounts in shares of the Stock and promptly notify the Plan Administrator of the number of shares so acquired. The Trustee will use any cash dividends received on Stock held in the Trust to buy additional shares of Stock and promptly notify the Plan Administrator of the number of shares so acquired.

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     6.3  Distributions from Trust.  The Trustee, upon notification from the
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Plan Administrator, will make the distributions of matured benefits to
Participants or their Beneficiaries as provided in the Plan. If Trust assets are insufficient to pay the amount of a matured benefit, the Company will pay such deficiency directly to the Participant or Beneficiary. Any assets held in the Trust which the Trustee determines to be in excess of those required to pay the benefits when due to Participants may be returned to the Company.

     6.4  Voting of Stock Held in Trust.  Stock held in the Trust shall be voted
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by the Trustee in its discretion.

Section 7.  Distribution of Account Values
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     7.1  Value of a Participant's Account.  The value of a Participant's
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account will equal the net proceeds received by the Trust from the sale of shares equal in number to the number of Performance Units representing the Participant's deferred amount and Matching Award applicable to the designated Maturity Period, together with all Dividend Equivalent Credits earned thereon.

     7.2  Form and Timing of Distribution.  The value of a Participant's account
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at maturity shall be determined as provided in Subsection 7.1.  The value of the
Participant's account at maturity shall be paid in cash. Payment shall be made as soon as practicable, but in no event later than thirty (30) days, following maturity of the Participant's account. No interest shall accrue or be paid from date of maturity to date of payment on such amounts.

Section 8.  Termination of Service
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     8.1  Termination of Service Due to Death or Disability.  In the event a
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Participant's service is terminated by reason of death or disability, all amounts credited to the account shall mature upon such termination. The Participant or the Participant's Beneficiary shall then receive, as soon as practicable after the date of such termination, a distribution of the Participant's account based on the value of the account as provided in Subsection 7.1.

     8.2  Termination of Service Prior to the End of the Plan Year.  In the
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event a Participant terminates service prior to the end of the Plan Year, the deferred amount, Matching Award, and Dividend Equivalent Credits for such Plan Year will be recomputed as of the date of termination. The value of the recomputed account shall be an amount equal to the product of the value of the Performance Units at the date of termination credited to the Participant's account multiplied by a fraction, the numerator of which is the actual Compensation reduction for the portion of the Plan Year preceding termination, and the denominator of which is the Compensation reduction elected for the entire Plan Year.

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Section 9.  Nontransferability
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     9.1  Nontransferability.  In no event shall the Company make any
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distribution or payment under this Plan to any assignee or creditor of a
Participant or a Beneficiary. Prior to the time of a distribution or payment hereunder, a Participant or a Beneficiary shall have no rights by way of anticipation or otherwise to assign or otherwise dispose of any interest under this Plan.

Section 10.  Designation of Beneficiaries
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     10.1 Specified Beneficiary.  A Participant shall designate a Beneficiary or
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Beneficiaries who, upon the Participant's death, are to receive the amounts which otherwise would have been paid to the Participant. All Beneficiary designations shall be in writing and signed by the Participant, and shall be effective only if and when delivered to the Plan Administrator during the lifetime of the Participant. A Participant may, from time to time during the Participant's lifetime, change the Beneficiary or Beneficiaries by a signed, written instrument delivered to the Plan Administrator. The payment of amounts shall be in accordance with the last unrevoked written designation of the Beneficiary that has been signed and so delivered.

     10.2 Estate as Beneficiary.  If a Participant designates a Beneficiary
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without providing in the designation that the Beneficiary must be living at the time of each distribution, the designation shall vest in the Beneficiary all of the distributions whether payable before or after the Beneficiary's death, and any distributions remaining upon the Beneficiary's death shall be made to the Beneficiary's estate. In the event a Participant shall not designate a Beneficiary or Beneficiaries, or if for any reason such designation shall be ineffective, in whole or in part, as determined solely in the discretion of the Plan Administrator, the distribution that otherwise would have been paid to such Participant shall be paid to the Participant's estate and in such event the term "Beneficiary" shall include the Participant's estate.

Section 11.  Rights of Participants
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     11.1 Board Membership.  All Participants understand that they are elected
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by the shareholders; therefore, nothing in the Plan shall interfere with or limit in any way the manner in which a Director is elected and serves in such capacity nor confer upon a Participant any additional right to continue to serve as a Director.

Section 12.  Administration
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     12.1 Administration.  The Committee, in accordance with administrative
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guidelines, shall be responsible for the administration of the Plan.  The
Committee is authorized to interpret the Plan, to prescribe, amend, and rescind rules and regulations relating to the Plan, provide for conditions and assurances deemed necessary or advisable to protect the interests of the Company, and to make all other determinations necessary or advisable for the administration of the Plan or to delegate such duties to the Plan Administrator. The determination of the Committee, interpretation or other action

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made or taken pursuant to the provisions of the Plan, shall be final, binding and conclusive for all purposes and upon all persons whomsoever. The Committee shall appoint a Plan Administrator to assist in carrying out the operations of the Plan.

     12.2 Annual Reports.  The Plan Administrator shall render annually a
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written report to each Participant which shall set forth, at a minimum, the
Participant's account balances as of the end of the most recent Plan Year.

     12.3 Costs.  Participants shall bear costs equal to the costs incurred by
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the Trust related to the purchase and sale of Stock by the Trust.  The Company shall pay all other costs of the Plan and the Trust.

Section 13.  Amendment or Termination of the Plan
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     13.1 Amendment or Termination of the Plan.  The Board of Directors may
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amend, terminate, or suspend the Plan at any time.  Any such amendment, termination, or suspension of the Plan shall be effective on such date as the Board of Directors may determine. An amendment or modification of the Plan may effect Participants at the time thereof as well as future Participants, but no amendment or modification of the Plan for any reason may diminish any Participant's account as of the effective date thereof. Upon Plan termination, Subsection 8.2 shall apply as if the Plan termination date were the termination of service date.

Section 14.  Requirements of Law
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     14.1 Governing Law.  The Plan, and all agreements hereunder, shall be
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construed in accordance with and governed by the laws of the State of Texas.

Section 15.  Withholding Taxes
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     15.1 Withholding Taxes.  The Company shall have the right to deduct from
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all cash payments under the Plan or from a Participant's compensation an amount necessary to satisfy any Federal, state, or local withholding tax requirements.

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